Exhibit 99.1

TPG and AmerisourceBergen TO ACQUIRE LEADING SPECIALTY PRACTICE network ONEONCOLOGY FROM GENERAL atlANTIC

•      Partnership provides nation’s largest independent community oncology network with additional resources and expertise to grow platform and improve patient outcomes

•      Investment further strengthens AmerisourceBergen’s solutions in Specialty

 •      Put/call structure provides AmerisourceBergen with capital-efficient pathway to full ownership of OneOncology in three to five years

NASHVILLE, TN, CONSHOHOCKEN, PA, SAN FRANCISCO AND FORT WORTH, TEXAS – April 20, 2023 — TPG (NASDAQ: TPG), a global alternative asset management firm, and AmerisourceBergen Corporation (NYSE: ABC) today announced that they have agreed to acquire OneOncology, a network of leading oncology practices, from General Atlantic, a leading global growth equity firm. TPG has agreed to acquire a majority interest in OneOncology, and AmerisourceBergen will acquire a minority interest in the company. OneOncology’s affiliated practices, physicians, and management team will also retain a minority interest in the company. The transaction values OneOncology at $2.1 billion.

“OneOncology has been focused on strengthening independent oncology practices by helping them grow and deliver high-value cancer services, and General Atlantic’s involvement and investment have been central to our success,” said Dr. Jeff Patton, Chief Executive Officer of OneOncology. “As we look ahead, we are excited to continue building the platform in partnership with TPG, a proven investor in the healthcare provider space, and AmerisourceBergen, a healthcare leader with significant capabilities and solutions for community oncology practices.”

“OneOncology’s physician leadership and partnership model provide access to the latest clinical pathways, research, and technology to deliver personalized care with market-leading patient outcomes and experiences. The company is enabling high-quality and efficient cancer care by empowering leading practices and physicians to remain independent while providing benefits of scale that create value for the entire healthcare ecosystem,” said Kendall Garrison, Partner at TPG. “We believe that lower cost, higher quality models represent the future of care delivery, and we are proud to partner with Dr. Patton and the OneOncology team as well as AmerisourceBergen to invest behind accessible, best-in-class clinical care,” said John Schilling, Partner at TPG.

“The investment in OneOncology will allow AmerisourceBergen to further deepen our relationships with community oncologists and expand on our solutions in specialty,” said Steven H. Collis, Chairman, President & Chief Executive Officer of AmerisourceBergen. “As a platform built by and for community oncologists, OneOncology understands the operational complexities oncologists face and works to simplify the provider experience to drive improved patient outcomes. We are excited to work closely with OneOncology’s team and our partners at TPG, who have deep experience and a track record of success in supporting high-quality healthcare companies. Our complementary skill sets and focus on operational excellence and innovation uniquely position us to continue to partner and support OneOncology’s network. We look forward to discussing the transaction in greater detail on our earnings call on May 2, when we will also discuss the continued strength of our business.”

“Our 2018 investment in OneOncology helped launch a shared vision to improve the future of cancer care amidst prevailing cost, quality and access issues,” said Justin Sunshine, Managing Director at General Atlantic. “We are proud that this mission-driven approach has resulted in a leading oncology platform that empowers high-quality and innovative cancer care in the community setting. We wish Dr. Patton and the OneOncology team continued success in their next phase of growth.”

TPG is investing in OneOncology through its U.S. and European late-stage private equity platform, TPG Capital. TPG Capital has a long history of partnering with leading management teams to invest behind healthcare providers and services that are enhancing and transforming how healthcare is delivered for the benefit of patients and the broader healthcare community, including Kelsey-Seybold Clinic, a leading value-based multi-specialty physician group in Greater Houston, Kindred at Home, one of the largest home health and hospice providers in the U.S., and Monogram Health, a value-based specialty provider of in-home evidence-based care and benefit management services for patients living with chronic kidney disease and end-stage renal disease.

Broadens AmerisourceBergen’s Reach in Key Area of Focus and Advances the Company’s Long-Term Vision

The proposed transaction will build on AmerisourceBergen’s key strategic imperatives and areas of focus by:

•	Deepening relationships with a leading network of community oncology practices. OneOncology is one of the largest and fastest growing community oncology practice management platforms in the United States with over 900 affiliated providers across 14 states. Adding this leading network builds on AmerisourceBergen’s strong ties to community healthcare providers.

•	Expanding solutions for community oncology practices. AmerisourceBergen is focused on developing technology, practice management, and data & analytics solutions to help address evolving needs and complexity for community oncology practices. OneOncology’s practice management services are complementary to AmerisourceBergen’s existing capabilities in inventory management, practice analytics and clinical trial support.

•	Investing in a commercial and strategic strength – Specialty. AmerisourceBergen’s legacy of strength and solutions in Specialty, oncology in particular, have been important drivers of its historical growth and will continue to contribute to its long-term growth. This strategic investment further enhances AmerisourceBergen’s oncology platform.

Transaction Overview

TPG, AmerisourceBergen, and OneOncology’s affiliated practices, physicians, and management team will form a new joint venture that will acquire OneOncology from its existing shareholders, including current majority owner General Atlantic. AmerisourceBergen will purchase its minority interest in the joint venture for approximately $685 million in cash, which will represent approximately 35% ownership in the joint venture.

Beginning on the third anniversary of the closing of the joint venture’s acquisition of OneOncology and ending on the day before the fourth anniversary of that closing, TPG will have a put option under which TPG may require AmerisourceBergen to purchase all of the other interests in the joint venture, including TPG’s interest, at a price equal to 19 times OneOncology’s adjusted earnings before interest, taxes, depreciation and amortization (EBITDA) for the most recently ended 12-month period prior to TPG’s exercise of the put option, all of which is subject to various other adjustments and qualifications. In addition, on the date that is the third anniversary of the closing and again beginning on the fourth anniversary of the closing and ending on the day before the fifth anniversary of the closing, AmerisourceBergen will have a call option to purchase all of the other interests in the joint venture, including TPG’s, also at the price set forth above subject to various other adjustments and qualifications.

The transaction is expected to close by the end of September 2023 and is subject to the satisfaction of customary closing conditions, including receipt of required regulatory approvals.

AmerisourceBergen Accounting Summary

Upon closing, the minority interest in OneOncology is expected to contribute a few cents to AmerisourceBergen’s adjusted diluted EPS in the first 12 months following closing.

Following the closing of the transaction, AmerisourceBergen intends to account for its minority interest in OneOncology using the equity method of accounting, recording AmerisourceBergen’s future share of OneOncology’s net income or loss in Other Income, net.

Advisors

J.P. Morgan Securities LLC is serving as exclusive financial advisor to AmerisourceBergen, and Morgan, Lewis & Bockius LLP and Sidley Austin LLP are serving as AmerisourceBergen’s legal advisors. Debevoise & Plimpton LLP and Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C are serving as legal advisors to TPG, and Guggenheim Securities, LLC is also serving as an advisor to the firm. Centerview Partners is serving as exclusive financial advisor to OneOncology and General Atlantic, and Paul, Weiss, Rifkind, Wharton & Garrison LLP is serving as OneOncology and General Atlantic’s legal advisor.

About TPG

TPG is a leading global alternative asset management firm, founded in San Francisco in 1992, with $135 billion of assets under management and investment and operational teams around the world. TPG invests across five multi-strategy platforms: Capital, Growth, Impact, Real Estate, and Market Solutions and our unique strategy is driven by collaboration, innovation, and inclusion. Our teams combine deep product and sector experience with broad capabilities and expertise to develop differentiated insights and add value for our fund investors, portfolio companies, management teams, and communities. For more information, visit www.tpg.com or on Twitter @TPG.

About AmerisourceBergen

AmerisourceBergen is a leading global pharmaceutical solutions organization centered on improving the lives of people and animals around the world. We partner with pharmaceutical innovators across the value chain to facilitate and optimize market access to therapies. Care providers depend on us for the secure, reliable delivery of pharmaceuticals, healthcare products, and solutions. Our 44,000+ worldwide team members contribute to positive health outcomes through the power of our purpose: We are united in our responsibility to create healthier futures. AmerisourceBergen is ranked #10 on the Fortune 500 and #21 on the Global Fortune 500 with more than $200 billion in annual revenue. Learn more at investor.amerisourcebergen.com.

AmerisourceBergen’s Cautionary Note Regarding Forward-Looking Statements

This communication contains “forward-looking statements”. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may include, without limitation, statements about the proposed transactions with TPG and OneOncology, the expected timetable for completing the proposed transactions, the benefits of the proposed transactions, future opportunities for AmerisourceBergen, TPG and OneOncology and any other statements regarding AmerisourceBergen’s, TPG’s or OneOncology’s future operations, financial or operating results, anticipated business levels, future earnings, planned activities, anticipated growth, market opportunities, strategies, and other expectations for future periods. Forward-looking statements may often be identified by the use of words such as “aim,” “will”, “may”, “could”, “should”, “would”, “project”, “believe”, “anticipate”, “expect”, “plan”, “estimate”, “forecast”, “potential”, “intend”, “continue”, “target” and variations of these words or comparable words. Because forward-looking statements inherently involve risks and uncertainties, actual future results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: the parties’ ability to meet expectations regarding the timing of the proposed transactions; the parties’ ability to consummate the proposed transactions; the regulatory approvals required for the proposed transactions not being obtained on the terms expected or on the anticipated schedule or at all; inherent uncertainties involved in the estimates and judgments used in the preparation of financial statements and the providing of estimates of financial measures, in accordance with GAAP and related standards, or on an adjusted basis; the joint venture with TPG and the ownership of OneOncology being more difficult, time consuming or costly than expected; AmerisourceBergen’s or OneOncology’s failure to achieve expected or targeted future financial and operating performance and results; the possibility that OneOncology may be unable to achieve expected benefits, synergies and operating efficiencies in connection with the proposed transactions within the expected time frames or at all; business disruption being greater than expected following the proposed transactions; the retention of key physicians and employees being more difficult following the proposed transactions; the effect of any changes in customer and supplier relationships and customer purchasing patterns; the impacts of competition; changes in the economic and financial conditions of the business of AmerisourceBergen, TPG or OneOncology; and uncertainties and matters beyond the control of management and other factors described under “Risk Factors” in AmerisourceBergen’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other filings with the SEC . You can access AmerisourceBergen’s filings with the SEC through the SEC website at www.sec.gov or through AmerisourceBergen’s website, and AmerisourceBergen strongly encourages you to do so. Except as required by applicable law, AmerisourceBergen and TPG undertake no obligation to update any statements herein for revisions or changes after the date of this communication.

About General Atlantic

General Atlantic is a leading global growth equity firm with more than four decades of experience providing capital and strategic support for over 495 growth companies throughout its history. Established in 1980 to partner with visionary entrepreneurs and deliver lasting impact, the firm combines a collaborative global approach, sector specific expertise, a long-term investment horizon and a deep understanding of growth drivers to partner with great entrepreneurs and management teams to scale innovative businesses around the world. General Atlantic has more than $72 billion in assets under management inclusive of all products as of December 31, 2022, and more than 220 investment professionals based in New York, Amsterdam, Beijing, Hong Kong, Jakarta, London, Mexico City, Miami, Mumbai, Munich, San Francisco, São Paulo, Shanghai, Singapore, Stamford and Tel Aviv. For more information on General Atlantic, please visit: www.generalatlantic.com.

Contacts:	Investors:
Bennett S. Murphy
610-727-3693
bmurphy@amerisourcebergen.com

Media:
Lauren Esposito
215-460-6981
lesposito@amerisourcebergen.com

TPG
Leslie Shribman and Courtney Power
media@tpg.com

General Atlantic
Emily Japlon
media@generalatlantic.com